As filed with the U.S. Securities and Exchange Commission on September 17, 2025

Registration No. 333-273329

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Creative Global Technology Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	5045	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Unit 03, 22/F, Westin Centre,
26 Hung To Road, Kwun Tong,
Kowloon, Hong Kong
Tel: +852 2690 9121
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10016
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lan Lou, Esq.
Jun He Law Offices LLC
Suite 1919, 630 Fifth Avenue
New York, NY 10111
(917) 661-8175

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 TERMINATION OF RESALE REGISTRATION

Creative Global Technology Holdings Limited is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment No.2”) to its registration statement on Form F-1 (File No. 333-273329) (the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 18, 2024.

This Post-Effective Amendment No. 2 relates solely to the resale prospectus contained in the Registration Statement, as amended and restated by Post-Effective Amendment No. 1, covering the resale by a selling shareholder named therein of up to 3,000,000 Ordinary Shares of the Company (the “Resale Prospectus”).

As of the date hereof, all securities registered for resale under the Registration Statement have been sold. By means of a post-effective amendment, the Company hereby terminates the resale registration effected by the Resale Prospectus and no securities remain to be sold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No.2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on September 17, 2025.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED

By:	/s/ Hei Tung (“Angel”) Siu
Name:	Hei Tung (“Angel”) Siu
Title:	Chief Executive Officer and Chairman of the Board

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